                                                                    EXHIBIT 99.1

COOLEY GODWARD LLP
J. MICHAEL KELLY (133657)
GREGG S. KLEINER (141311)
AMY HALLMAN RICE (136189)
DAVID A. LEVINE (219006)
One Maritime Plaza, 20th Floor
San Francisco, CA 94111-3580
Telephone: (415) 693-2000
Facsimile: (415) 951-3699

Attorneys for Debtor
AUSPEX SYSTEMS, INC.

                         UNITED STATES BANKRUPTCY COURT

                         NORTHERN DISTRICT OF CALIFORNIA

                                SAN JOSE DIVISION

In re                                     Case No. 03-52596-mm11

AUSPEX SYSTEMS, INC.,                     Chapter 11

                                          ORDER CONFIRMING FIRST AMENDED PLAN OF
                      Debtor.             LIQUIDATION

Tax Identification No. 93-0963760         CONFIRMATION HEARING

                                          Date:  November 13, 2003
                                          Time:  11:00 a.m. P.T.
                                          Place: U.S. Bankruptcy Court
                                                 280 So. First St., 3rd Fl.
                                                 San Jose , CA 95113
                                          Judge: Marilyn Morgan

         On November 13, 2003, this Court conducted a confirmation hearing on the First Amended Plan of Liquidation (the "Plan")(1) which Plan was proposed by and filed with the Court on October 14, 2003, by debtor and debtor-in possession Auspex Systems, Inc., a Delaware corporation (the "Debtor"). A true and correct copy of the Plan is attached hereto as EXHIBIT A.

         This Court having entered an Order dated October 2, 2003 (1) Approving the Disclosure Statement for Plan of Liquidation ("Disclosure Statement"); (2) Approving Solicitation, Voting, Balloting and Notice Procedures; (3) Setting Hearing Date on Plan Confirmation and Record Date for Voting Purposes; and (4) Establishing Certain Deadlines In Connection with Debtor's Plan of Liquidation (the "Solicitation Order");

         Upon the submission of the Declaration of Lawrence S. Merrifield, Jr. Certifying The Acceptance and Rejections of the First Amended Plan of Liquidation and Providing Ballot Tabulations, filed with the Court on November 7, 2003, (the "Voting Summary");

------------------------
(1) Unless otherwise defined, a capitalized term used in this Order shall have the meaning set forth in the Plan.

         The Debtor having designated David Bradlow as the Distribution Agent under the Plan and no objections having been filed to the appointment of Mr. Bradlow as post-confirmation Distribution Agent under the Plan;

         A hearing to consider confirmation of the Plan and matters related thereto having been held before this Court on November 13, 2003 ("Confirmation Hearing"); J. Michael Kelly and Gregg S. Kleiner of Cooley Godward LLP appearing on behalf of the Debtor; other appearances having been noted on the record;

         And the Court having considered

                  (a)      The Plan;

                  (b)      The Disclosure Statement and all supplements thereto;

                  (c)      The Voting Summary;

                  (d) The Memorandum of Points and Authorities in Support of Confirmation of First Amended Plan of Liquidation filed November 10, 2003;

                  (e) The record compiled in the Debtor's Chapter 11 Case and all pleadings filed with respect thereto; and

                  (f) The offers of proof, evidence admitted and the arguments and representations of counsel at the Confirmation Hearing;

         And after due deliberation and good cause appearing, the Court makes the findings of fact and conclusions of law set forth below.

                                       I.

                     FINDINGS OF FACT AND CONCLUSIONS OF LAW

         IT HAS BEEN DETERMINED BY THE COURT THAT:

A. JURISDICTION AND VENUE.

         On April 22, 2003, the Debtor filed a voluntary petition under chapter 11 of the Bankruptcy Code. This Court has jurisdiction to confirm the Plan pursuant to 28 U.S.C. Sections 1334 and 157. The Confirmation Hearing is a core proceeding under 28 U.S.C. Section 157(b)(2)(L) and venue of this case in the Northern District of California is proper under 28 U.S.C. Section 1408.

B. NOTICE OF PLAN PROCEEDINGS.

         In accordance with the Solicitation Order, on or before October 10, 2003, the Debtor caused to be served the Plan, the Disclosure Statement, Notice of the Confirmation Hearing, and the Ballot (the "Solicitation Package") by mail to all parties entitled to receive such materials pursuant to the Solicitation Order. The Solicitation Package also included other information authorized by the Court under Bankruptcy Rule 3017(d) for transmission to Creditors and Interest Holders. The proper and timely service of the Solicitation Package is evidenced by the exhibits to the Proofs of Service regarding the Plan and related documents filed with the Court on October 21, 2003, and as set forth in the Voting Summary, and the Court finds such notice sufficient. The Court further finds that the Debtor has complied with the terms of the Solicitation Order and that notice of the Confirmation Hearing was appropriate in the particular circumstances of this case.

C. VOTING ON PLAN.

         The Solicitation Order fixed November 4, 2003 as the Voting Deadline. The Debtor has tabulated the Ballots accepting and rejecting the Plan in the Voting Summary. As set forth in the Voting Summary, all impaired Classes that actually voted on the Plan have accepted the Plan in both number and amount pursuant to section 1126 of the Bankruptcy Code.

D. COMPLIANCE WITH SECTION 1129.

         The Plan complies with all of the requirements as set forth in section 1129 of the Bankruptcy Code as described below:

         1. Plan Compliance - Section 1129(a)(1).

                  The Plan complies with all applicable provisions of the Bankruptcy Code. The Plan designates three (3) separate Classes of Claims and one (1) Class of Interests. The Plan adequately and properly classifies all Claims and Interests required to be classified and thus satisfies the requirements of sections 1122 and 1123(a)(1) of the Bankruptcy Code. Under the Plan, Classes 3 and 4 are impaired. The Plan adequately specifies the treatment of each impaired Class of Claims and the Class of Interests and thus satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code. The Plan provides the same treatment for each Claim in a particular Class, unless the holder of a particular Claim agrees to less favorable treatment of such Claim. The Plan thus satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code. Article VI of the Plan provides that the Post-Confirmation Debtor shall continue in existence until all pending matters have been completed and the Chapter 11 Case is closed and Article VI of the Plan describes the means for the Plan's implementation. The Disbursing Agent shall marshal all available proceeds from assets of the Estate and make interim and final distributions in the amounts and according to the priorities set forth in the Plan. The Plan thus satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code. Article IV, Section 2 of the Plan provides that, on the Effective Date, all Class 4 Interests of the Debtor shall be cancelled and deemed void and of no further force or effect and Class 4 Interest holders shall receive distributions, if any, only if the Plan's senior Classes are paid in full, plus Post-Petition Interest. The Plan thus satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code. The Plan contains other provisions for implementation that are reasonable and otherwise consistent with sections 1123(a)(7) and 1123(b) of the Bankruptcy Code.

         2. Compliance with Code and Rules - Section 1129(a)(2).

                  The Plan complies with the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules. The Debtor solicited acceptances of the Plan substantially in accordance with the requirements of the Solicitation Order. The Ballots of holders of Claims and Interests entitled to vote on the Plan were properly solicited and tabulated. The Debtor has further complied with all the provisions of the Bankruptcy Code and the Bankruptcy Rules governing notice of the Confirmation Hearing, approval of the Disclosure Statement and all other matters considered by the Court in the Chapter 11 case. The record in the Chapter 11 case further discloses that the Debtor has complied with the orders of the Court entered while this case has been pending and that the Debtor has not violated any such orders.

         3. Good Faith - Section 1129(a)(3).

                  The Plan has been proposed in good faith and not by means forbidden by law. No person has timely filed a valid objection to confirmation of the Plan on the grounds that the Plan was not proposed in good faith or by any means forbidden by law. Accordingly, pursuant to Bankruptcy Rule 3020(b)(2), the Court may determine compliance with section 1129(a)(3) of the Bankruptcy Code without receiving evidence on such issues. The Court has examined the totality of the circumstances surrounding the formulation of the Plan. The Plan has been accepted by the requisite holders of Claims and Interests in all Classes that actually voted on the Plan and such acceptance evidences the informed judgment of Creditors that the Plan is in their best interests. Therefore, the Court finds and concludes that the Plan has been proposed in good faith.

         4. Plan Payments - Section 1129(a)(4).

                  Any payments made or to be made by the Debtor to professional persons for services rendered or for costs and expenses incurred in, or in connection with, the Chapter 11 Case, has been and will be disclosed to the Court in applications to employ or compensate the professionals, subject to approval by the Court as reasonable. In addition, the compensation proposed to be paid to the Disbursing Agent, David Bradlow, has been set forth in the Declaration of David Bradlow filed on November 10, 2003.

         5. Officer Affiliations - Section 1129(a)(5).

                  On the Effective Date, pursuant to Article VI of the Plan, Mr. Bradlow will become the Disbursing Agent under the Plan. Prior to the Effective Date, Mr. Bradlow had no affiliation or relationship with the Debtor. Accordingly, the Plan satisfies the requirements of section 1129(a)(5) of the Bankruptcy Code. To the extent any disclosures are required with respect to the Disbursing Agent, such disclosures have been made to the Court in accordance with the Plan.

         6. Rates - Section 1129(a)(6).

                  There are no rates applicable to the Debtor over which any governmental regulatory commission will have jurisdiction after confirmation of the Plan.

         7. Best Interests - Section 1129(a)(7).

                  Confirmation of the Plan appears preferable to the liquidation of the Debtor under Chapter 7 of the Bankruptcy Code. The Disclosure Statement indicates that each holder of an Allowed Claim and Allowed Interest will receive, under the Plan, property of a value not less than the amount such holder would receive if the Debtor was liquidated under Chapter 7 of the Bankruptcy Code. There can be no assurance that, if the Chapter 11 Case was converted to Chapter 7, the Debtor would be able to disburse the amounts projected under the Plan to holders of Allowed Claims and Allowed Interests. A conversion of the Chapter 11 Case to Chapter 7 would likely be accompanied by additional costs and further delay, thereby diluting the amounts presently available for distribution to holders of Allowed Claims under the Plan. The Plan thus will likely provide a superior recovery to creditors compared with conversion of the Chapter 11 Case. Accordingly, the Plan is in the best interests of creditors under section 1129(a)(7) of the Bankruptcy Code.

         8. Acceptance/Cramdown - Sections 1129(a)(8) and 1129(b).

                  All holders of Allowed Claims and Interests impaired under the Plan have been given adequate opportunity to vote to accept or reject the Plan. As demonstrated in the Voting Summary, the Plan has been accepted, within the meaning of section 1126(c) of the Bankruptcy Code, by the holders of Claims in Class 3 and holders of Interests in Class 4. No Class of Creditors or Interests voted to reject the Plan.

         9. Administrative Expenses - Section 1129(a)(9).

                  Pursuant to Article II, Sections 1 and 2, and Article V of the Plan, the holders of Administrative Claims, Priority Tax Claims, and Priority Claims have received or will receive cash equal to the Allowed amount of such Claim as soon as practicable on or after the occurrence of the Effective Date. To the extent that the Claim is subject to an objection, sufficient funds to pay the Claim, in full, will be set aside in the appropriate Reserve Account. Accordingly, the Plan satisfies section 1129(a)(9) of the Bankruptcy Code.

         10. Impaired Class Acceptance - Section 1129(a)(10).

                  According to the Voting Summary, Classes 3 and 4, both of which are impaired, have voted to accept the Plan, excluding the acceptance of any insider.

         11. Feasibility - Section 1129(a)(11).

                  The Debtor anticipates that the amount of cash available to the Post-Confirmation Debtor on the Effective Date will be approximately $8.0 million, which is an amount substantially in excess of that required to pay the amount of Administrative Claims, Priority Claims and Priority Tax Claims that may be payable on the Effective Date. In addition because the Plan is a liquidating plan, and creditors will simply receive proceeds of the liquidation as they are collected, there are no fixed payment amounts due under the Plan. The Plan is feasible because it provides that the Debtor's remaining assets will be liquidated and, together with the cash available to the Debtor, will be distributed in accordance with the relative priorities set forth in the Bankruptcy Code and the Plan. Accordingly, the Debtor will have sufficient cash on hand on the Effective Date of the Plan to pay all the claims and expenses which are entitled to be paid on such date, and the Plan has reasonable prospects for success and appears capable of being performed. Accordingly, the Plan is feasible under section 1129(a)(11) of the Bankruptcy Code.

         12. Fees Payable Under 28 U.S.C. Section 1930 - Section 1129(a)(12).

                  Article VI, Section 9, of the Plan provides for the payment of all fees payable under section 1930 of Title 28 as an Administrative Claim on or as soon as practicable following the Effective Date of the Plan, to the extent not previously paid by the Debtor during the Chapter 11 Case.

         13. Retiree Benefits - Section 1129(a)(13).

                  It appears that the Debtor is not obligated to provide "retiree benefits" within the meaning of section 1114(a) of the Bankruptcy Code.

E. ASSUMPTION AND REJECTION - SECTION 1123(b)(2).

         Article VIII of the Plan provides for the assumption or rejection, as the case may be, by the Debtor of certain executory contracts and unexpired leases. On October 14, 2003, the Debtor filed a motion to assume certain agreements ("Assumption Motion"). There have been no timely objections to the Assumption Motion or the proposed rejection of all other executory contracts and unexpired leases of the Debtor. Accordingly, pursuant to Article VIII of the Plan, and except for agreements covered by the Assumption Motion, all executory contracts and unexpired leases of the Debtor shall be rejected by the Debtor. Except for the agreements identified by the Assumption Motion, the Court finds that the Debtor has exercised reasonable business judgment in making the decision to reject the remaining executory contracts and unexpired leases specified under Article VIII of the Plan.

F. CONDITIONS TO EFFECTIVE DATE.

         Upon entry of this Confirmation Order and this Confirmation Order becoming a Final Order, it appears that he conditions to effectiveness contained in the Plan will have been satisfied.

                                       II.

                              ORDER CONFIRMING PLAN

         Based upon the record of the Confirmation Hearing, all the proceedings held before this Court in the Chapter 11 Case, and the foregoing findings of fact and conclusions of law,

         IT IS HEREBY ORDERED THAT:

         1. Plan Confirmed.

         The Plan is hereby confirmed in its entirety. Any objections to confirmation of the Plan, or to the adequacy of the Disclosure Statement, unless previously withdrawn, are overruled.

         2. Confirmed Plan Binding.

         Pursuant to section 1141 of the Bankruptcy Code, upon the Effective Date, the provisions of the Plan shall bind the Debtor, the Post-Confirmation Debtor, the Committee, any entity acquiring property under the Plan, and any Creditor or Interest holder, whether or not such Creditor or Interest holder has filed a proof of Claim or Interest in the Chapter 11 Case, whether or not the Claim of such Creditor or the Interest of such Interest holder is impaired under the Plan, and whether or not such Creditor or Interest holder has accepted or rejected the Plan. Upon the Effective Date, all Claims against and debts of the Debtor shall be deemed fixed and adjusted pursuant to the Plan and neither the Debtor or the Post-Confirmation Debtor shall have any further liability in account of any Claim or Interest except as set forth in the Plan. All payments and all distributions made under the Plan shall be in full and final satisfaction, settlement and release of all Claims and Interests; provided, however, nothing contained in the Plan or in this Confirmation Order is intended to effect a discharge of the Debtor under section 1141(d) if the Bankruptcy Code.

         3. Revesting of Estate Assets.

         Pursuant to section 1141 of the Bankruptcy Code and Article VII of the Plan, upon the Effective Date, title to all property of the Estate in the Chapter 11 Case shall revest in the Post-Confirmation Debtor, shall be retained by the Post-Confirmation Debtor for the purposes contemplated under the Plan.

         4. Means of Implementation Approved.

         The Debtor and/or the Post-Confirmation Debtor are authorized and directed to take all actions necessary or appropriate, including the execution, delivery, filing and recordation of any document, to implement, effectuate and consummate the Plan in accordance with its terms, and to carry out the transactions contemplated by the Plan.

         5. Assumption and Rejection Approved.

         Except for any executory contracts or unexpired leases previously assumed or rejected pursuant to an order of this Court and the Assumption Motion, all other executory contracts and unexpired leases to which the Debtor may be a party are hereby rejected pursuant to section 365(g) of the Bankruptcy Code and Article VIII of the Plan.

         6. Notice of Entry of Confirmation Order.

                  As soon as practicable the Debtor shall mail notice of the entry of this Order and of the Effective Date ("Confirmation Notice"), substantially in the form attached hereto as EXHIBIT B, to all parties entitled to notice pursuant to Bankruptcy Rules 2002(f) and 3020(c), including Equity Security Holders. The Effective Date shall be November 28, 2003. The Record Date shall be the close of business on November 28, 2003. The Confirmation Notice shall be sent to all Equity Security Holders who are owners of record as of November 13, 2003, and the Debtor shall file a Form 8K (with a copy of the Confirmation Notice attached as an exhibit) as soon as reasonably practicable after this Confirmation Order has been entered. Service of the Confirmation Notice and the filing of the Form 8K shall constitute adequate and sufficient notice of the Effective Date and the Record Date and no further notice of these dates shall be required. In accordance with Article IV, Section 2(a) of the Plan, on the Record Date the: a) stock transfer ledgers of the Debtor shall be closed, and there shall be no further changes made or processed in the holders of record of the Debtor's Equity Interests; and b) Debtor's stock transfer agent or agents shall not accept or process any requests or instructions for transfers of the Debtor's Equity Interests after the Record Date.

         7. Disbursing Agent.

         David Bradlow is appointed as Disbursing Agent under the Plan and is authorized and directed to take any and all actions contemplated to be taken by the Disbursing Agent pursuant to the Plan and to act as the representative of the Debtor for the purpose of exercising the rights, power and authority of the Debtor under the provisions of the law, including bankruptcy law, applicable to the Debtor. The Bankruptcy Court will have sole jurisdiction over claim and causes of action against Mr. Bradlow arising out of the performance of his duties. Mr. Bradlow shall be compensated at a rate of $300 per hour, subject to periodic review and increases, plus reimbursement of his reasonable and necessary expenses in fulfilling his obligations under the Plan. Such fees and the reasonable and necessary expenses of the Disbursing Agent shall be paid from the Plan Disbursement Account without further notice or hearing or approval by the Court as provided in the Plan.

         8. Retention of Jurisdiction.

         This Court shall retain jurisdiction over the Chapter 11 Case, the Plan and all matters arising out of or related to the Chapter 11 Case or the Plan to the fullest extent permissible under (1) section 105(a) of the Bankruptcy Code,
(2) Bankruptcy Rule 3020(d), and (3) Article IX of the Plan, and as otherwise necessary or useful to aid in the confirmation and consummation of the Plan.

         9. United States Trustee Fees and Reports.

         All fees payable under 28 U.S.C. Section 1930(a)(6) shall be paid by the Debtor in the amounts and at the times such fees may become due up to and including the Effective Date. Thereafter, the Post-Confirmation Debtor shall pay all fees payable under 28 U.S.C. Section 1930(a)(6) as provided in the Plan until the Chapter 11 Case is closed, dismissed or converted. As provided in
Article XIV, Section 8, the Post-Confirmation Debtor shall file and serve reports on the U.S. Trustee.

         10. Injunction.

         Confirmation shall operate as an injunction against the commencement or continuation of any action to collect, recover, or offset from the Debtor, the Post-Confirmation Debtor, the Disbursing Agent, the Estate, or any of their property, any claim or equity interest which is treated in the Plan except as otherwise permitted by the Plan, the

Confirmation Order or by Final Order enforcing the terms of the Plan. The Bankruptcy Court shall have jurisdiction to determine and award damages to the Debtor for any violation of the injunction provided for in the Plan or the Confirmation Order, including compensatory damages, professional fees and expenses, and exemplary damages for any willful violation of said injunction. By accepting distributions pursuant to the Plan, each holder of an Allowed Claim or interest receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in the Plan.

         11. Construction of Order.

         The failure to reference a particular provision of the Plan in this Order shall not affect the validity or enforceability of such provision. Each provision of the Plan shall be deemed authorized and approved by this Order and shall have the same binding effect of every other provision of the Plan, whether or not mentioned in this Order. In the event of any inconsistencies among the Plan and this Order, the Plan shall prevail, except for provisions of this Order that specifically and expressly amends or modifies the Plan.

         12. Modifications of the Plan.

                  Notwithstanding anything in the Plan to the contrary, the Plan is hereby amended as follows:

                  a. ARTICLE V, SECTION 1 (b) SHALL NOW PROVIDE AS FOLLOWS:

         (b) Administrative Claim Bar Date. SUBJECT TO ARTICLE V.1(d), PERSONS ASSERTING ADMINISTRATIVE EXPENSE CLAIMS PURSUANT TO SECTION 503(b)(1) FOR UNPAID COSTS OR EXPENSES OF PRESERVING THE ESTATE INCURRED PRIOR TO CONFIRMATION OR TAXES INCURRED BY THE ESTATE, MUST FILE AN APPLICATION REQUESTING PAYMENT THEREOF WITH THE BANKRUPTCY COURT ON OR BEFORE 30 DAYS AFTER THE EFFECTIVE DATE. ALL SUCH APPLICATIONS MUST BE SERVED, AT THE TIME OF FILING, ON COUNSEL FOR THE DEBTOR AT THE ADDRESSES SHOWN ON THE FIRST PAGE OF THE PLAN, COUNSEL FOR THE CREDITOR'S COMMITTEE AND ON THE OFFICE OF THE UNITED STATES TRUSTEE. SUCH CLAIM SHALL BE DEEMED ALLOWED IF AN OBJECTION TO THE APPLICATION IS NOT FILED WITH THE BANKRUPTCY COURT AND SERVED WITHIN 45 DAYS AFTER THE APPLICATION HAS BEEN ACTUALLY FILED AND SERVED. ANY OBJECTION TO SUCH CLAIM SHALL BE DETERMINED BY THE BANKRUPTCY COURT.

                  b. ARTICLE VI, SECTION 5 (f) SHALL NOW PROVIDE AS FOLLOWS:

         (f) The Creditor's Committee shall cease to exist and shall be dissolved one (1) Business Day following the earlier of: (i) the date that all Class 3 Claimants have been sent Distributions which Distributions constitute full payment of their Allowed Claims, plus Post-Petition Interest, if any; or (ii) the date that 70% or more (in dollar amount) of holders of Allowed Class 3 Claims have received full payment of their Allowed Claims, plus Post-Petition Interest and the Disbursing Agent can demonstrate, in writing, that sufficient sums are maintained in the Reserve Account to pay, in full, all remaining unpaid Allowed Class 3 Claims, plus Post-Petition Interest.

                  c. Article XIV, Section 1 "Full Satisfaction of Claims and Interest" is deleted as it duplicates Article XIII, Section 2.

Dated: 11/13/03                         /s/ Marilyn Morgan
                                        ----------------------------------------
                                          The Honorable Marilyn Morgan
                                          United States Bankruptcy Judge

                                    EXHIBIT A

COOLEY GODWARD LLP
J. MICHAEL KELLY (133657)
GREGG S. KLEINER (141311)
AMY HALLMAN RICE ((136189)
DAVID A. LEVINE (219006)
One Maritime Plaza, 20th Floor
San Francisco, CA 94111-3580
Telephone: (415) 693-2000
Facsimile: (415) 951-3699

Attorneys for Debtor
AUSPEX SYSTEMS, INC.

                         UNITED STATES BANKRUPTCY COURT

                         NORTHERN DISTRICT OF CALIFORNIA

                                SAN JOSE DIVISION

In re                                        Case No. 03-52596 mm11

AUSPEX SYSTEMS, INC.,                        Chapter 11

                      Debtor.                FIRST AMENDED
                                             PLAN OF LIQUIDATION

Tax Identification No. 93-0963760

                                             CONFIRMATION HEARING

                                             Date: November 13, 2003
                                             Time: 11:00 A.M. PT
                                             Place: 280 S. First St., 3rd. Flr.
                                                    San Jose, CA 95113
                                             Judge: Hon. Marilyn Morgan

                                             VOTING AND OBJECTION DEADLINE:
                                             NOVEMBER 4, 2003 @ 5:00 P.M. PT

         Auspex Systems, Inc. ("Debtor" or "Auspex") proposes this Plan of Liquidation. ALL CREDITORS AND INTEREST HOLDERS ARE ENCOURAGED TO CONSULT THE ACCOMPANYING FIRST AMENDED DISCLOSURE STATEMENT TO PLAN OF LIQUIDATION BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN. THE DISCLOSURE STATEMENT CONTAINS A DISCUSSION OF THE BACKGROUND OF THIS CHAPTER 11 CASE AND A SUMMARY AND ANALYSIS OF THIS PLAN.

         This Plan sets forth the Debtor's proposal for the satisfaction of certain Allowed Claims against the Debtor and the Distribution, thereafter, of all remaining assets, if any, Pro Rata to the shareholders of Auspex. With the Plan, Creditors and Equity Security Holders will receive a ballot for voting on the Plan, and the FIRST AMENDED DISCLOSURE STATEMENT FOR PLAN OF LIQUIDATION (the "Disclosure Statement") that provides information concerning the Debtor and the Plan. The Disclosure Statement includes a summary of Auspex's assets and liabilities, a summary of what the holders of Allowed Claims and Allowed Interests will receive under the Plan, a discussion of certain alternatives to the Plan, and a summary of the procedures and voting requirements necessary for Confirmation of the Plan. You should thoroughly review both the Plan and the Disclosure Statement before deciding whether you will accept or reject the Plan.

         As more fully described in the Disclosure Statement, the Plan must be accepted by the requisite number of Creditors and Equity Security Holders, and the Bankruptcy Court must find that the Plan meets the applicable legal standards before it can be confirmed. If the Plan is not confirmed, the Bankruptcy Court may order the Bankruptcy Case dismissed, or converted to a case under Chapter 7 of the Bankruptcy Code, or the Debtor or other parties in interest may propose a different plan.

         CREDITORS AND EQUITY SECURITY HOLDERS WISHING TO VOTE ON THE PLAN SHOULD COMPLETE THE BALLOT PROVIDED AND RETURN IT NO LATER THAN 5:00 O'CLOCK P.M., P.T., ON November 4, 2003. YOUR COMPLETED BALLOT MUST BE TIMELY DELIVERED TO THE LOCATION SPECIFIED ON THE BALLOT FOR IT TO BE COUNTED. IF YOU HAVE QUESTIONS ABOUT YOUR BALLOT OR NEED A NEW BALLOT CALL (415) 693-2AUS [415/693-2287] OR GO TO http://www.cooley.com/bankruptcy.

         IF YOUR BALLOT IS NOT RECEIVED BY 5:00 O'CLOCK P.M., P.T., ON NOVEMBER 4, 2003, IT MAY NOT BE CONSIDERED. BALLOTS THAT ARE RETURNED BUT NOT PROPERLY EXECUTED WILL

    NOT BE CONSIDERED. BALLOTS THAT ARE EXECUTED BUT WHICH FAIL TO INDICATE EITHER ACCEPTANCE OR REJECTION OF THE PLAN WILL BE CONSIDERED AS ACCEPTING
                                   THE PLAN.

                                   ARTICLE I.

                                  DEFINITIONS

1. DEFINED TERMS.

         As used in the Plan, capitalized terms have the meanings set forth below. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Federal Rules of Bankruptcy Procedure, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

         "ACCOUNTS" means the Plan Disbursement Account and the Reserve Account, collectively.

         "ADMINISTRATIVE CLAIM" means a Claim for costs and expenses of administration allowed under sections 503(b), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the business of the Debtor; (b) compensation for legal, financial advisory, accounting, and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code; and (c) fees due to the United States Trustee pursuant to 28 U.S.C. Section 1930(a)(6).

         "ALLOWED" or "ALLOWED AMOUNT" means the amount in which any Claim or Interest is allowed. Unless otherwise expressly required by the Bankruptcy Code or the Plan, the Allowed Amount of any Claim does not include interest on such Claim from or after the Petition Date.

         "ALLOWED ADMINISTRATIVE CLAIM" means all or any portion of an Administrative Claim that has either been Allowed by a Final Order or has not been objected to within the time period established by the Plan or by an order of the Bankruptcy Court.

         "ALLOWED CLAIM" means a Claim: (a) which is an Allowed Claim pursuant to the terms of the Plan; (b) in respect to which a proof of claim has been filed with the Bankruptcy Court within the time ordered by the Bankruptcy Court, or if no time is ordered by the Bankruptcy Court, within the time prescribed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or by Local Rules, and to which no objection has been filed within the time fixed by the Plan or the Bankruptcy Court; (c) as to which no proof of claim has been filed and which has been listed on Schedule D, E or F of the Debtor's Schedules and is not listed as disputed, contingent, unliquidated or unknown as to amount, and to which no objection has been filed within the time fixed by the Plan or the Bankruptcy Court; or (d) which is Allowed by a Final Order of the Bankruptcy Court. No Claim shall be considered an Allowed Claim if an objection to the allowance thereof is interposed by the Debtor, Post Confirmation Debtor or other party in interest within the time fixed by the Plan or the Bankruptcy Court, and such objection has not been denied by a Final Order of the Bankruptcy Court. Except for Allowed Claims that are entitled to receive Post-Petition Interest, under no circumstances will any Allowed Unclassified Claim or Allowed Class 3 Claim, or portion thereof, be treated as an Allowed Claim for any purpose to the extent said Claim seeks anything other than compensation for actual pecuniary loss suffered by the holder of such Claim or Claims.

         "ALLOWED INTEREST" means, subject to the proviso below, the interest of an Equity Security Holder: (a) which is an Allowed Interest pursuant to the terms of the Plan; or (b) which has been listed on the Debtor's List of Equity Security Holders filed with the Bankruptcy Court pursuant to Bankruptcy Rule 1007(a)(3), as may be amended (the "List of Equity Security Holders"), and is not listed as disputed, contingent, unliquidated or unknown as to class or amount, and to which no objection has been filed within the time fixed by the Plan or the Bankruptcy Court; provided, however, that Allowed Interests shall be determined as of, and limited to, Interests owned by Equity Security Holders on the Record Date pursuant to Section IV.2 below. No Interest shall be considered an Allowed Interest if an objection to the allowance thereof is interposed by the Debtor or other party in interest within the time fixed by the Plan or the Bankruptcy Court, and such objection has not been denied by a Final Order of the Bankruptcy Court.

          "ALLOWED SECURED CLAIM" means an Allowed Claim secured by a Lien, security interest, or other charge against or interest in property in which the Debtor has an interest or that is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value (as specified in the Plan, or if no value is specified, as determined in accordance with Section 506(a) of the Bankruptcy Code) of the interest of a holder of such Allowed Claim in the Debtor's interest in such property or to the extent of the amount subject to such setoff, as the case may be.

         "ALLOWED UNSECURED CLAIM" means any Allowed Claim, that is not an Allowed Secured Claim, including the unsecured Claims of undersecured Creditors and Rejection Claims, but excluding Administrative Claims, Priority Claims, Nonclassified Claims and Tax Claims.

         "AVAILABLE CASH" means any and all cash and cash equivalents owned by the Post Confirmation Debtor that exist as of the time immediately prior to any Distribution Date.

         "BALLOT" or "BALLOTS" mean the ballot forms distributed with the Disclosure Statement to holders of Claims entitled to vote on the Plan.

         "BANKRUPTCY CODE" means Title 11 of the United States Code, 11 U.S.C. Sections 101-1330, as in effect on the Petition Date.

         "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Northern District of California, San Jose Division, or, in the event such court ceases to exercise jurisdiction over the Chapter 11 Case, such court or adjunct thereof which thereafter exercises jurisdiction over the Chapter 11 Case.

         "BANKRUPTCY COURT ORDER" means an order of the Bankruptcy Court.

         "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure, as now in effect or hereafter amended.

         "BAR DATE" means the applicable bar date by which a proof of Claim or proof of Interest must have been filed, as established by the Bankruptcy Court.

         "BUSINESS DAY" means a day which is not a Saturday, a Sunday or a court holiday for the Bankruptcy Court.

         "CASH" means cash and cash equivalents including checks and other similar forms of payment or exchange.

         "CHAPTER 11 CASE" means the case under Chapter 11 of the Bankruptcy Code commenced by the Debtor in the Bankruptcy Court on April 22, 2003, and given case number 03-52596 mm11.

         "CLAIM" means a "claim," as defined in section 101(5) of the Bankruptcy Code.

         "CLAIMS AND INTERESTS BAR DATE" means August 12, 2003, the deadline for filing, when required, proofs of Claim and/or Interest in the Bankruptcy Case; provided, however: (a) that the deadline for filing proofs of Claim by a governmental unit shall be 180 days from the Petition Date, (b) that Equity Security Holders as of the Record Date shall not be required to file proofs of interest, but such interests shall be subject to any lawful objection by any party in interest; and (c) the Claims and Interest Bar Date shall, under no circumstance, alter, amend or supercede the Rejection Claim Bar Date and/or Bar Date previously established by Bankruptcy Court Order.

         "CLAIMS AND INTERESTS OBJECTION DATE" means the date one hundred and fifty (150) days after the Effective Date; provided, however, that the Claims and Interests Objection Date may be extended by the Court for cause upon the ex parte motion of the Post Confirmation Debtor.

         "CLASS" means a class of Claims or Equity Interests, as described in
Article II.

         "COMMITTEE" means the Official Committee of Unsecured Creditors and its Counsel.

         "CONFIRMATION" means the date of entry of the Confirmation Order.

         "CONFIRMATION ORDER" means the Bankruptcy Court Order confirming the Plan.

         "CREDITOR" means an individual or entity that has a Claim against the Debtor's Estate.

         "DEBTOR" means Auspex Systems, Inc., a Delaware corporation, the debtor and debtor in possession in the Chapter 11 Case.

         "DELIVERY" means delivery by first-class mail or nationally recognized overnight mail service, postage prepaid, or by facsimile. The date of Delivery of any item sent by first-class mail or overnight mail is the date of deposit with the United States Post Office or with a reputable overnight service. The date of Delivery of any item sent by facsimile is the date on which the item is fully transmitted.

         "DISBURSING AGENT" shall have the meaning set forth in Article VI.2.

         "DISPUTED CLAIM" means a Claim or a portion of a Claim asserted against the Debtor (a) that has been included in the Schedules as disputed, contingent, or unliquidated, (b) as to which an objection or request for estimation has been filed and which objection or request has not been withdrawn or otherwise determined by a Final Order or (c) that the Debtor designates as potentially disputed prior to the Claims and Interest Objection Deadline.

         "DISPUTED CLAIMS RESERVE" shall have the meaning ascribed to it in
Article VI.6(a).

         "DISPUTED INTEREST" means an Equity Interest asserted in the Debtor (a) which has been included in the Schedules as disputed, contingent, or unliquidated or (b) as to which an objection or request for estimation has been filed and which objection or request has not been withdrawn, or otherwise determined by a Final Order.

         "DISTRIBUTION" means the payment of Cash to be distributed under the Plan to holders of Allowed Non-classified Claims, Allowed Claims, Allowed Secured Claims, and Allowed Interests. Unless otherwise provided by the Plan, Distributions shall be made by the Disbursing Agent from Plan Assets.

         "DISTRIBUTION DATE" means the date or dates that a Distribution is made under the Plan.

         "EFFECTIVE DATE" means a Business Day, as determined by the Debtor, that is as soon as reasonably practicable after Confirmation Order, but not later than 20 Business Days after Confirmation, provided, however, that the Confirmation Order is a Final Order.

         "EQUITY INTERESTS" or "INTERESTS" means as of the Record Date, the rights of the holders of the equity security of the Debtor.

         "EQUITY SECURITY HOLDER" means the holder, as of the Record Date, of an Equity Interest in the Debtor.

         "ESTATE" means the estate created for the Debtor in its Chapter 11 Case under section 541 of the Bankruptcy Code by the filing of the Chapter 11 Case.

         "FINAL ORDER" means an order or judgment of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or proceedings for reargument or rehearing shall then be pending or, in the event that an appeal, writ of certiorari, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order or judgment was appealed, or from which reargument or rehearing was sought, or certiorari has been denied, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired. The Debtor or Post-Confirmation Debtor may, in the exercise of its sole discretion, waive the requirement of a Final Order.

         "LIEN" means a charge against or interest in property to secure payment of a debt or performance of an obligation.

         "LITIGATION CLAIMS" means the Estate's claims against third parties including, without limitation, claims against officers, directors, insurance policies, advisors and consultants and claims pursuant to section 550(a) or any of the sections referenced therein, including but not limited to actions under sections 544 through 549.

         "LITIGATION RECOVERIES" means any proceeds of the Litigation Claims, whether such proceeds arise as the result of litigation, court order, settlement or otherwise, net of attorneys' fees and other costs of litigation.

         "LIST OF EQUITY SECURITY HOLDERS" means the List of Equity Security Holders filed by the Debtor with the Bankruptcy Court pursuant to Bankruptcy Rule 1007(a)(3).

         "LOCAL RULES" means the Local Rules of the United States District Court for the Northern District of California, as amended, as applicable to this Bankruptcy Case.

         "NONCLASSIFIED CLAIMS" means the claims described in Article V.

         "NOTICE PROCEDURE" means the procedure that shall govern when (a) either the Post Confirmation Debtor or the Disbursing Agent (if different from the Post Confirmation Debtor), acting within their respective authorities under the Plan, proposes to take an action respecting a matter that is not expressly provided for by the Plan, or (b) the Plan requires compliance with the Notice Procedure. In either case, the Notice Procedure shall be as follows: The person proposing the action shall transmit a written notice to the Notice Recipients and any identifiable person specifically affected by the proposed action (unless the Plan requires notice to additional persons) setting forth the proposed action. The recipients of such notice shall have ten (10) days from Delivery of such notice to transmit a written objection thereto or to request copies of all pertinent documentation. If documentation relating to the proposed action is requested, the requesting party shall have eight (8) days from Delivery of the documentation to transmit to the person giving the notice a written objection to the proposed action. If an objection is timely made, and the dispute is not promptly resolved by the parties, such matter shall be presented to the Bankruptcy Court as a core matter for resolution in accordance with the procedures of Bankruptcy Local Rule 9014-1 of the Bankruptcy

Court in effect on Confirmation. Absent timely objection, the proposed action shall be deemed authorized or binding, as applicable, without the necessity for approval by the Bankruptcy Court. Notwithstanding the foregoing, the person proposing the action may seek Bankruptcy Court approval of any matter.

         "NOTICE RECIPIENTS" OR "NOTICE PARTIES " means the Post Confirmation Debtor, counsel for the Post-Confirmation Debtor, the Disbursing Agent, the United States Trustee, Counsel for the Creditor's Committee (until such time as the Creditor's Committee is dissolved) and parties who have filed and served requests for special notice, but excluding any party whose Claim has been paid in full.

         "PETITION DATE" means April 22, 2003.

         "PLAN" means this Plan of Liquidation as it may be amended or modified from time to time.

         "PLAN ASSETS" mean all property of the Estate not previously sold or otherwise disposed of, either in the ordinary course of business or in accordance with a Bankruptcy Court Order, that vests with the Debtor upon Confirmation including, without limitation, all Cash, the Litigation Claims and Litigation Recoveries.

         "PLAN DISBURSEMENT ACCOUNT" shall have the meaning ascribed to it in
Article VI.3.

         "POST CONFIRMATION DEBTOR" means the Debtor following the Effective
Date.

         "POST-PETITION INTEREST" means, for holders of Allowed Tax Claim and Allowed Claims in Class 1 and Class 2, interest to be paid on Allowed Claims with such interest commencing on the Petition Date to the date of Distribution. Post-Petition Interest means, for holders of Allowed Claims in Class 3, interest to be paid on such Claim with such interest commencing on the Petition Date through the last full calendar month prior to the date of Distribution. Notwithstanding the prior sentence or anything in the Plan to the contrary, the holder of an Allowed Claim in Class 3 will only be entitled to receive Post-Petition Interest if there is, in the good faith judgment of the Post-Petition Debtor and/or the Disbursing Agent, sufficient Plan Assets to: (i) pay or reserve payment for all Nonclassified Claims set forth in Article V; (ii) pay to the holders of Allowed Claims in Classes 1, 2 and 3 one-hundred percent (100%) of their Allowed Claim; (iii) reserve sufficient Plan Assets to pay all Disputed Claims, in full; and (iv) reserve sufficient Plan Assets to pay all reasonably anticipated post-Confirmation expenses. In all cases, the interest to be paid will be based on the first published post judgment interest rate for the end of week following the Petition Date, 1.31% per annum, and shall be the exclusive amount of interest that the Debtor shall be authorized to pay on account of any Allowed Claim, notwithstanding any provision of any contract or agreement to the contrary. No interest shall be paid on account of an Allowed Interest.

         "PRO RATA" means proportionate, so that the ratio of a Distribution on account of an Allowed Claim or Allowed Interest to the amount of the Allowed Claim or Allowed Interest is the same as the ratio of the total amount of a Distribution on account of all Allowed Claims or Allowed Interests in such class to the total amount of all Allowed Claims or Allowed Interests in such class.

         "PROFESSIONAL" means any professional employed in the Chapter 11 Case pursuant to sections 327 or 1103 of the Bankruptcy Code or any professional or other entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Case pursuant to section 503(b)(4) of the Bankruptcy Code.

         "RECORD DATE" means as of the close of business on the Effective Date.

         "REJECTION CLAIMS BAR DATE" means that date which is thirty (30) days following the date of the notice of entry of the Confirmation Order; provided, however, that Claims arising from the rejection of an unexpired lease or executory contract pursuant to a Final Order of the Bankruptcy Court entered prior to Confirmation shall be filed no later than the date designated in such Bankruptcy Court Order, or the holders of such Claims shall be forever barred from asserting any such Claims or receiving any payment on account of such Claims.

         "RESERVE ACCOUNT" means a separate interest-bearing account or accounts maintained by the Debtor in trust for the benefit of holders of Claims as provided in Article VI.3.

         "RETAINED CLAIMS AND DEFENSES" shall have the meaning ascribed to it in
Article VI.8.

         "SCHEDULES" means the schedules of assets and liabilities and the List of Equity Security Holders filed by the Debtor as required by the Bankruptcy Code and the Bankruptcy Rules, as amended from time to time.

         "SIGNIFICANT CLAIM OBJECTION" means an objection to a Claim filed by the Post-Confirmation Debtor whenever such claim is in excess of $50,000.

         "TAX CLAIM" means any Allowed Claim against the Debtor entitled to priority pursuant to Section 507(a)(8) of the Bankruptcy Code.

         "UNCLAIMED PROPERTY" means any Cash (together with any interest earned thereon) which is unclaimed on the 90th day following attempted Distribution of such Cash to the holder of a Claim or interest. Unclaimed Property shall include: (a) checks (and the funds represented thereby) which have been returned as undeliverable without a proper forwarding address; (b) funds for checks which have not been negotiated; and (c) checks (and the funds represented thereby) which were not Delivered because of the absence of a proper address to which to Deliver such property.

2. INTERPRETATION, RULES OF CONSTRUCTION, TIME.

         (a) A term used but not defined in the Plan has the defined meaning ascribed to that term in the Bankruptcy Code or, if not there, in the Bankruptcy Rules and or Local Rules. Such terms shall be construed in accordance with the respective rules of construction in the Bankruptcy Code and the Bankruptcy Rules unless the context clearly indicates or requires otherwise.

         (b) The rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the Plan.

         (c) References in the Plan to a section are references to a section of the Bankruptcy Code unless otherwise indicated, and references to an Article are references to that Article of the Plan.

         (d) Any reference in the Plan to a document being in a particular form means that the document shall be in substantially such form.

         (e) Any reference in the Plan to an existing document means such document as it may have been previously amended, modified or supplemented from time to time.

         (f) In computing any period of time prescribed or allowed by the Plan, the provisions of Rule 9006(a) of the Bankruptcy Rules shall apply.

         (g) Where the Plan provides for the Disbursing Agent to distribute property to any person, the source of property for such Distribution shall be Plan Assets.

                                  ARTICLE II.

                     CLASSIFICATION OF CLAIMS AND INTERESTS

         All Allowed Claims, except Nonclassified Claims, and all Allowed Interests are placed in the classes set forth below. Nonclassified Claims are provided for in Article V. A Claim or an Equity Interest which is properly includable in more than one class is in a class to the extent it qualifies within the description of such Class and is in a different Class to the extent it qualifies within the description of such different Class.

1. PRIORITY CLAIMS.

         CLASS 1 (PRIORITY). Class 1 consists of unsecured Allowed Claims, if any, entitled to priority pursuant to sections 507(a)(3) and (4) of the Bankruptcy Code.

2. SECURED CLAIMS

         CLASS 2 (SECURED). Consists of Allowed Secured Claims, if any.

3. UNSECURED CLAIMS.

         CLASS 3 (GENERAL UNSECURED). Class 3 consists of unsecured Allowed Claims other than Nonclassified Claims and Claims in Classes 1 and 2.

4. EQUITY INTERESTS.

         CLASS 4. Class 4 consists of Allowed Interests based upon ownership of Equity Interests.

                                  ARTICLE III.

                         TREATMENT OF UNIMPAIRED CLASSES

         The holders of Allowed Claims in Classes 1 and 2 are unimpaired and shall receive the Distributions set forth in this Article on account of, and in complete satisfaction of, all such Allowed Claims:

1. CLASS 1 (PRIORITY).

         The holders of Allowed Claims in Class 1, if any, shall receive Cash in the amount of such Allowed Claims, plus Post-Petition Interest, as soon as practicable after the later of (A) the Effective Date, or (B) the date on which such Claim becomes an Allowed Claim.

2. CLASS 2 (SECURED CLAIMS).

         To the extent there are any such Claims in this class, each such Claim shall be deemed to be a separate subclass. The holders of Allowed Secured Claims in Class 2 shall, at the option of the Post-Confirmation Debtor, receive Distributions as follows:

         (a) On the Effective Date, or on such later date agreed to by the holder of such Claim, the collateral securing such Claim by abandonment to the holder thereof, unless earlier abandoned or otherwise resolved; or

         (b) The legal, equitable, and contractual rights to which the holder of the Claim is entitled shall remain unaltered by the Plan or, at the option of the Post-Confirmation Debtor, such Claim shall be treated in any other manner that will result in such Claim being deemed unimpaired under section 1124 of the Bankruptcy Code.

                                  ARTICLE IV.

                          TREATMENT OF IMPAIRED CLASSES

         The holders of Allowed Claims in Class 3 and Allowed Interests in Class 4 are impaired. The Distributions or other treatment set forth in this Article shall be on account of, and in complete satisfaction of, all such Allowed Claims and Allowed Interests.

1. CLASS 3 (GENERAL UNSECURED CLAIMS).

         The holders of Allowed Class 3 Claims shall receive Cash in the amount of such Allowed Claims as soon as practicable after the later of (a) the Effective Date or (b) the date on which such Claim becomes an Allowed Claim. Post-Petition Interest will be paid on Allowed Class 3 Claims, commencing on the Petition Date and ending on the last day of the last full calendar month prior to the Distribution Date, provided, however, that it is determined by the Post-Confirmation Debtor that there is sufficient Cash in the Estate to pay Allowed Class 3 Claims in full, and, to the extent funds remain available to pay such Post-Petition Interest. In the event that holders of Allowed Claims in Class 3 receive more than one (1) Distribution, the initial Distribution to holders of Allowed Claims in Class 3 will be on a Pro Rata basis.

2. CLASS 4 (EQUITY INTERESTS).

         (a) RIGHTS FIXED AS OF RECORD DATE. Class 4 includes all Allowed Interests of the holders of the Debtor's Equity Interests, provided, however, for purposes of Distribution under the Plan, the Allowed Interests of the holders of the Debtor's Equity Interests shall include, and be limited to, the holders of record on the Record Date, any transfers thereafter notwithstanding. On the Record Date, the stock transfer ledgers of the Debtor shall be closed, and there shall be no further changes made or processed in the holders of record of the Debtor's Equity Interests. The Debtor's stock transfer agent or agents shall not accept or process any requests or instructions for transfers of the Debtor's Equity Interests after the Record Date. The Post-Confirmation Debtor and/or the Disbursing Agent shall not recognize any transfer of the Debtor's Equity Interests after the Record Date, but shall instead be entitled to only recognize and deal for all purposes with only those holders of record stated on the applicable transfer ledgers as of the Record Date. Any person or entity that (i) holds a right to purchase or demand the issuance of any equity security of the Debtor, including (a) redemption, conversion, exchange, voting, participation, and dividend rights; (b) liquidation preferences; or (c) stock options and warrants and (ii) fails to redeem, convert, exchange or otherwise fully and completely exercise these rights by the Record Date or otherwise become the holder of an Equity Interest as of the Record Date, shall not be entitled to any Distribution on account of such inchoate rights.

         (b) CANCELLATION OF STOCK AND DISTRIBUTIONS. One Business Day after the Effective Date, all Class 4 Equity Interests shall be and are hereby cancelled. Immediately upon cancellation of the Equity Interests, the Debtor, the Post-Petition Debtor and the Disbursing Agent, their respective agents, attorneys and accountant, shall be absolved, prospectively and retrospectively, of all reporting and filing requirements and duties otherwise applicable to a corporation whose securities are publicly traded, including, but not limited to, the Securities and Exchange Act of 1934 and all other similar state and federal statutes, regulations, rules, requirements and/or promulgations. In exchange for such cancellation, all holders of Allowed Equity Interests as of the Record Date shall receive, as soon as practicable after the Effective Date, one or more Pro Rata Distributions of Cash, if any, which Cash shall be distributed only to the beneficial owners of the Allowed Interests as of the Record Date and only after holders with Allowed Claims in senior Classes have been paid in full, plus Post-Petition Interest or Cash has been reserved in an amount sufficient to provide for the full payment of such senior Claims and Post-Petition interest. Distribution will only be made to the record holders of Equity Interests as of the Record Date. Distributions to a beneficial owner whose shares are held in "nominee" or "street" name shall be made to the applicable broker or account representative. The beneficial owner is responsible for assuring that its nominee transmits to them any ballots or Distributions received from the Debtor and/or the Post-Confirmation Debtor.

                                   ARTICLE V.

                        TREATMENT OF NONCLASSIFIED CLAIMS

         The holders of Nonclassified Claims shall be treated as follows:

1. ADMINISTRATIVE CLAIMS (SECTIONS 503(b) AND 507(a)(1)).

         (a) PAYMENT OF ADMINISTRATIVE CLAIMS. The holders of Allowed Administrative Claims shall receive Cash in the amount of such claims (i) on the Effective Date or (ii) at such later time and in such other amounts as the holders of such claims agree; provided, however, any fees due under section 1930 of Title 28 of the United States Code shall be paid within seven days after the Effective Date. Notwithstanding the foregoing, professionals and persons entitled to an allowance of fees and expenses pursuant to sections 503(b)(2) through (6), shall receive Cash in the amount awarded to such persons by Bankruptcy Court Orders when such orders become Final Orders or at such later date and in such other amounts as such Professionals and persons agree.

         (b) ADMINISTRATIVE CLAIM BAR DATE. SUBJECT TO ARTICLE V.1(d), PERSONS ASSERTING ADMINISTRATIVE EXPENSE CLAIMS PURSUANT TO SECTION 503(b)(1) FOR UNPAID COSTS OR EXPENSES OF PRESERVING THE ESTATE INCURRED PRIOR TO CONFIRMATION OR TAXES INCURRED BY THE ESTATE, MUST FILE AN APPLICATION REQUESTING PAYMENT THEREOF WITH THE BANKRUPTCY COURT ON OR BEFORE 30 DAYS AFTER CONFIRMATION. All such applications must be served, at the time of filing, on counsel for the Debtor at the addresses shown on the first page of the Plan, counsel for the Creditor's Committee and on the Office of the United States Trustee. Such claim shall be deemed allowed if an objection to the application is not filed with the Bankruptcy Court and served within 45 days after the application has been actually filed and served. Any objection to such claim shall be determined by the Bankruptcy Court.

         (c) FINAL FEE APPLICATIONS. Professionals and other persons asserting Administrative Claims pursuant to sections 503(b)(2) through (6) for services rendered and/or costs or expenses incurred prior to Confirmation must file a final application seeking allowance thereof with the Bankruptcy Court on or before 60 days after the Effective Date, and such application shall include any amounts previously allowed on an interim basis. Any such application must be served on counsel for the Post-Confirmation Debtor at the address shown on the first page of the Plan, Counsel for the Committee and on the Office of the United States Trustee. After such 60-day period, the Post-Confirmation Debtor shall promptly obtain a hearing date from the Bankruptcy Court and provide 20 days' notice of the hearing on such applications to the applicants, the twenty largest unsecured creditors, counsel for the Committee, all parties requesting special notice, and the Office of the United States Trustee.

         (d) CONSEQUENCES OF UNTIMELY ADMINISTRATIVE CLAIM. ANY PERSON FAILING TO TIMELY FILE AN APPLICATION SEEKING PAYMENT OR ALLOWANCE OF AN ADMINISTRATIVE CLAIM PURSUANT TO ARTICLES V.1(b) or V.1(c) SHALL BE FOREVER BARRED FROM MAKING SUCH AN APPLICATION AND SHALL NOT PARTICIPATE IN ANY DISTRIBUTIONS ON ACCOUNT OF SUCH AN ADMINISTRATIVE CLAIM.

2. TAX CLAIMS (SECTION 507(a)(8)).

         (a) DISTRIBUTIONS TO ALLOWED TAX CLAIMS. The holders of Allowed Tax Claims, if any, shall receive Cash, plus Post-Petition Interest, in the amount of such Allowed Tax Claims (a) as soon as practicable after the later of (i) the Effective Date and (ii) the date on which such Claim becomes an Allowed Tax Claim or (b) at such later date and in such other amounts as the holders of such Claims agree.

         (b) PAYMENT OF POST-PETITION INTEREST ON TAX CLAIMS. The holder of an Allowed Tax Claim, if any, that is entitled to priority under section 507(a)(8), will only be entitled to receive interest at the Post-Petition Interest rate on account of its claim from the Petition Date until said Allowed Claim receives its Distribution. Any claim or demand for any penalty or payment of interest, other than Post-Petition Interest, may be the subject of an objection, which objection may be resolved by the Post-Confirmation Debtor or, if necessary, by the Bankruptcy Court.

                                  ARTICLE VI.

                      MEANS FOR IMPLEMENTATION OF THE PLAN

1. SOURCE OF PLAN FUNDS.

         The source for all Distributions and payments authorized by the Plan shall be Plan Assets. After Confirmation, the Post-Confirmation Debtor shall as promptly as possible liquidate Plan Assets other than Cash, deposit accounts, and money market accounts and consider offers to purchase or license all or any part of its assets not previously sold or subject to pending sale; provided, however, that office equipment and furniture still being used by the Post-Confirmation Debtor may be retained until no longer needed. Plan Assets may be offered for sale in bulk, or in individual units, or in any combination, and on any terms, including sales, license or credit. Any sale may be subject to or free and clear of Liens or subject to certain Liens and free and clear of other Liens.

2. POST CONFIRMATION OPERATIONS AND MANAGEMENT.

         (a) GENERAL OPERATIONS. Following Confirmation, the Debtor will continue to exist for the purpose of implementing the Plan (as the Post-Confirmation Debtor), fulfilling its obligations under the Plan and conducting any business activity consistent with the Plan with a Disbursing Agent, appointed pursuant to Section (b) below, to act in this capacity on behalf of the estate. If at any time the Disbursing Agent is unable or unwilling to serve in these capacities the Post-Confirmation Debtor may appoint a successor to carry out such functions as may still be required to consummate the Plan.

         (b) DISBURSING AGENT. On or before the Confirmation Date, the Debtor or such other person or entity as the Debtor may designate subject to the Notice Procedure, will act as Disbursing Agent under the Plan and will serve without bond. Employment of such Disbursing Agent shall be on such terms as are set forth in the Confirmation Order, or later order(s) of the Bankruptcy Court entered not less than ten (10) days after filing and service on the Notice Parties of an application for approval of such terms. The Disbursing Agent shall manage the Post-Confirmation Debtor's affairs as if it were the sole shareholder, director and officer in accordance with the Bankruptcy Code, Bankruptcy Rules and Local Rules. Such management shall include, without limitation, (a) fulfilling the duties and obligations of the Post-Confirmation Debtor under the Plan, and (b) fully administering the Estate as required by the Plan, the Confirmation Order, the Bankruptcy Code, the Bankruptcy Rules and the Local Rules which duties and obligations include, without limitation, the facilitation of Distributions pursuant to the Plan, reviewing Claims and Interests, objecting to Disputed Claims and Disputed Interests, prosecuting, defending litigation or settling Litigation Claims or other litigation, supervising the preparation and filing of the Debtor's and Post-Confirmation Debtor's tax returns, filing reports dissolving the Debtor's and Post-Confirmation Debtor's corporate existence, dissolving the Debtor's inactive, wholly owned United States-based subsidiaries, Auspex International, Inc. and Alphatronix, Inc., and closing the Bankruptcy Case. The Disbursing Agent may be replaced by the Bankruptcy Court for cause, upon motion by any party in interest.

         (c) EMPLOYMENT OF PROFESSIONALS BY DISBURSING AGENT. Any Disbursing Agent, other than the Post-Confirmation Debtor, will be entitled to reasonable compensation pursuant to Article VI, Section 9 of the Plan. The Post-Confirmation Debtor and any Disbursing Agent may employ or contract with persons and other entities to perform, or advise and assist in the performance of, their respective obligations under the Plan upon written notice to counsel for the Post-Confirmation Debtor and the Notice Recipients setting forth the name of the proposed professional, the purpose for which such professional is to be employed, and the terms of the proposed compensation to such professional (the "Employment Notice"). Any objection to the proposed employment must be in writing and served on the Post-Confirmation Debtor within ten (10) days after service of the Employment Notice. Any objection to a requested employment shall be resolved by either (i) written agreement between the party requesting such employment and the objecting party, or (b) resolution of the dispute by the Bankruptcy Court pursuant to a Final Order. Resolution by the Bankruptcy Court shall be requested by motion filed and served in accordance with the Bankruptcy Rules and the Local Rules on not less than twenty (20) days notice. Any opposition to the motion shall be filed and served no later than five (5) days prior to the hearing.

3. THE ACCOUNTS.

         As soon as practicable after Confirmation, and subject to section 345 of the Bankruptcy Code, the Disbursing Agent shall establish two or more bank accounts, interest-bearing (if possible), one identified as the "Plan Disbursement Account" and the other identified as the "Reserve Account." The earnings on such investments shall be Plan Assets. All Distributions of Cash on account of Allowed Claims or Allowed Interests shall be from the Plan Disbursement Account. The Reserve Account shall be used as a reserve for Distributions and payments for (i) services rendered or to be rendered and costs incurred or to be incurred by the Post-Confirmation Debtor, the Disbursing Agent and professionals employed by the Post-Confirmation Debtor and/or the Disbursing Agent, (ii) Distributions to holders of unpaid Nonclassified Claims, (iii) Distributions to holders of Disputed Claims and/or Disputed Interests pending allowance or disallowance of such Claims, and (iv) reasonable reserves necessary to ensure payment of the appropriate fees and costs for the pursuit of Litigation Claims.

4. TRANSFER OF FUNDS TO THE ACCOUNTS.

         On the Effective Date, the Disbursing Agent shall make an initial transfer to the Plan Disbursement Account of Available Cash. The balance of remaining Cash shall be transferred to the Reserve Account.

5. INITIAL AND SUBSEQUENT DISTRIBUTIONS.

         (a) INITIAL DISBURSEMENTS. On or as soon as practicable after the Effective Date, the Disbursing Agent shall, from the Plan Disbursement Account make the following Distributions in the following order: (i) to holders of all Allowed Claims in Class 1 and undisputed Nonclassified Claims, plus Post-Petition Interest where applicable, until paid in full; (ii) to holders of Allowed Claims, if any, in Class 2; until paid in full; (iii) to holders of Allowed Claims in Class 3, and, if paid in full, payment of Post-Petition Interest, provided, however, that there is sufficient Cash in the Estate to pay Allowed Class 3 Claims in full, and, only to the extent funds remain available to pay such Post-Petition Interest; and (iv) the Disbursing Agent shall work with the registrar and transfer agent for the Debtor's Equity Interests, to make one or more Pro Rata Distribution, if any, to holders of Allowed Class 4 Claimants.

         (b) SUBSEQUENT DISBURSEMENTS. The balance of the funds in the Plan Disbursement Account that are not distributed and need to be reserved for Disputed Claims and/or subsequent distributions to Allowed Class 4 Claimants shall be transferred to the Reserve Account. Notwithstanding anything to the contrary in the prior sentence of this paragraph, or the prior sub-paragraph, or anywhere else in this Plan or the Confirmation Order, there shall be no Distribution to the holders of Class 4 Equity Interests until all other Claims (other than Class 4) are paid in full, including Post-Petition Interest, or are appropriately reserved for. The Disbursing Agent shall make subsequent Distributions to holders of Claims in Class 1, Class 2, Class 3, Class 4 Equity Interests and Nonclassified Claims when such Claims or Interests become Allowed Claims and/or Allowed Interests (if previously they were Disputed Claims and./or Disputed Interests) and when there is sufficient available Cash in the Reserve Account to justify a transfer to the Plan Disbursement Account without undermining the purposes for which the Reserve Account was created. In furtherance of the foregoing, the following shall apply:

                           (i) DISTRIBUTIONS TO HOLDERS OF ALLOWED CLAIMS;
DISPUTED CLAIMS; DISPUTED INTEREST RESERVE.

                  Upon each Pro Rata Distribution to holders of Allowed Claims, the Disbursing Agent also shall compute the amount of the Pro Rata Distribution that would have been made to Disputed Claims in the Class had the Disputed Claims been Allowed Claims, and shall retain in the Reserve Account the amount so computed for the Disputed Claims as a "Disputed Claims Reserve." Promptly after a Disputed Claim is subsequently allowed, the Disbursing Agent shall deliver Cash to the holder of such Allowed Claim from the Reserve Account equal to the amount of Pro Rata Distributions to date on account of Allowed Claims in the same class. Post-Petition Interest that would otherwise accrue after the initial Distribution to like Claimants shall not continue to accrue on account of a delay in making Distributions to holders of Disputed Claims that are later allowed. Rather, interest, on account of a Disputed Claim or a Disputed Equity Interest shall only be paid once the Disputed Claim or Disputed Equity Interest actually becomes an Allowed Claim or Allowed Equity Interests by an agreement of the Post-Confirmation Debtor or a Final Order and interest shall only be paid in the actual amount of interest earned on the sums reserved for the

Disputed Claim or Disputed Equity Interest. Under no circumstance shall Post-Petition Interest be payable to or otherwise accrue with regard to any Allowed Equity Interest or Disputed Equity Interest.

                           (ii) DE MINIMIS DISTRIBUTIONS; ROUNDING.

                           (1) Notwithstanding any other provision of the Plan,
the Disbursing Agent shall not make a Distribution to a holder of an Allowed Claim or Allowed Interest if the amount of Cash otherwise due is less than $10. All Cash not so distributed shall be added to Plan Assets and distributed in accordance with the Plan.

                           (2) Notwithstanding any other provision of the Plan,
the Disbursing Agent shall round the amount of all Distributions to the nearest whole dollar amount.

                           (3) If  the expenses of the final Distribution of
Plan Assets would exceed the amount to be distributed, the Distribution shall not be made and the remaining Plan Assets, if any, shall be paid into the Bankruptcy Court and disbursed in accordance with Chapter 129 of Title 28 of the United States Code.

         (c) ADDRESSES FOR DISTRIBUTIONS.

         Unless a Creditor has provided the Debtor's counsel with written notice of a different address, Distribution checks to Creditors will be sent to Creditors at the address set forth in the proofs of claim filed with the Bankruptcy Court. If no proof of claim is filed with respect to a particular Claim, the Distribution will be mailed to the address set forth in the Schedules. To ensure proper and timely receipt of a Distribution check, Creditors should promptly notify Debtor's counsel of any change of address. Unless an Equity Security Holder with an Interest in Class 4 has provided written notice of a different address to the Debtor's stock transfer agent prior to the Record Date, or to the Debtor's counsel prior to the initial Distribution Date, Distribution checks shall be mailed to such holders at the addresses shown on the records of the stock transfer agent as of the Record Date.

         (d) DISTRIBUTIONS ON DISPUTED CLAIMS OR INTERESTS.

         Notwithstanding any provision of the Plan specifying a date or time for payments or Distributions of consideration thereunder, payments and Distributions in respect of any Claim or Interest that at such date or time is disputed, unliquidated or contingent, shall not be made until a Final Order with respect to an objection, estimation or valuation of such Claim or Interest is entered by the Bankruptcy Court, or pursuant to an agreement with the Post

Confirmation Debtor, whereupon appropriate payments and Distributions shall be in accordance with the Plan.

         (e) AMENDMENTS TO CLAIMS.

         A proof of claim may be amended to increase the amount and/or priority of such Claim prior to Confirmation, but only as agreed upon by the Debtor and the holder of such Claim or Interest, or as otherwise permitted by the Bankruptcy Court, the Bankruptcy Rules or applicable law. Except as otherwise provided in the Plan, after Confirmation, proofs of claim may not be filed or amended unless the amendment is solely to decrease the amount and/or priority. Unless otherwise provided in the Plan, any new or amended Claim or Interest filed after Confirmation or the Record Date, respectively, shall be deemed disallowed in full and expunged without any action by the Post-Confirmation Debtor or the Disbursing Agent.

         (f) DISSOLUTION OF THE CREDITOR'S COMMITTEE.

         The Creditor's Committee shall cease to exist and shall be dissolved one (1) Business Day following the earlier of: (i) the date that all Class 3 Claimants have been sent Distributions which Distributions constitute full payment of their Allowed Claims, plus Post-Petition Interest, if any; or (ii) the date that the Disbursing Agent informs counsel for the Creditor's Committee, in writing, that the sufficient sums are maintained in the Reserve Account to pay, in full, all Allowed Class 3 Claims, plus Post-Petition Interest, if any.

6. OBJECTIONS TO CLAIMS AND INTERESTS.

         (a) CLAIM OBJECTIONS GENERALLY.

         Except as to Claims and Interests allowed, disallowed, or settled under the Plan or pursuant to Final Orders entered before the Effective Date, the Post-Confirmation Debtor may object to or compromise any Claims or interests by the Claims and Interests Objection Date. Any compromise of a Significant Claim Objection shall be subject to the Notice Procedure. Any objection to a Claim must be filed with the Bankruptcy Court no later than the Claims and Interests Objection Date unless the Debtor obtains an extension of this period prior to the expiration of this 150 day period. Any such motion seeking an extension shall be subject to the Notice Procedure. Except as stated in the next sentence, unless (i) a party has already filed a proof of claim by the applicable Claims and Interest Bar Date or Rejection Claims Bar Date or (ii) its Claim was listed by the Debtor in its Schedules (and not listed as contingent, unliquidated or disputed) or (iii) it becomes a holder of an Equity Interest by the Record Date, that party is barred from having any Claim against the Debtor's Estate and that party will not receive any Distributions under the Plan.

The previous deadlines do not apply to two types of claim: Administrative Claims and Rejection Claims. [See Article V.1, above, for the deadline for Administrative Claims, and Article VIII below for the deadline for Rejection Claims (claims arising from rejection of executory contracts).]

         (b) DISPUTED CLAIMS AND INTERESTS.

         As set forth in Article VI.5, any Distribution that would otherwise be made on account of a Disputed Claim or Disputed Interest will be deposited into the Disputed Claims Reserve. Such reserves will be maintained in the Disputed Claims Reserve until the dispute over a particular Claim or Interest is resolved. The amount so deposited shall be equal to the amount that otherwise would be due on account of the Disputed Claim or Disputed Interest under the Plan if the Claim or Interest were Allowed in full.

7. INSURED CLAIMS.

         Notwithstanding any other provision of the Plan, if there is insurance coverage for any Claim against the Debtor, the Debtor may enter an agreement with the holder of such claim allowing the claimant to pursue a recovery from the insurer. Any such agreement shall be subject to the Notice Procedure.

8. RETAINED CLAIMS AND DEFENSES.

         (a) RETENTION.

         All claims, rights, interests, causes of action, defenses, counterclaims, cross-claims, third-party claims, or rights of offset, recoupment, subrogation or subordination including, without limitation, claims under section 550(a) or any of the sections referenced therein, held by the Debtor or the Estate as of Confirmation, including, without limitation, the Litigation Claims, shall be retained by the Debtor unless released or settled pursuant to a Final Order entered before the Effective Date (collectively, the "Retained Claims and Defenses"). None of the Retained Claims or Defenses shall be barred or be subject to estoppel because the Plan or the accompanying Disclosure Statement does not specifically identify a Retained Claim or Defense or the person against or by whom a Retained Claim or Defense may be asserted. The Bankruptcy Court shall retain jurisdiction to determine any Retained Claims or Defense.

         (b) INVESTIGATION AND ENFORCEMENT.

         Pursuant to section 1123(b), the Post-Confirmation Debtor shall have and may enforce all powers and authority of a debtor in possession or trustee under the Bankruptcy Code to the extent of and consistent with their respective authority under the Plan. The Debtor may investigate Retained Claims and Defenses and may assert, settle or enforce any such claims or defenses in its discretion to the extent of and consistent with its authority under the Plan. Any proceeds received from or on account of the Retained Claims and Defenses, including Litigation Claims, shall be Plan Assets.

         (c) MISCELLANEOUS.

         Without limiting the generality of the foregoing, the Post-Confirmation Debtor shall have all the powers of a trustee to request determinations of tax liability under section 505.

9. POST-CONFIRMATION ADMINISTRATIVE FEES AND COSTS.

         All professional fees and costs incurred after Confirmation by the Post-Confirmation Debtor and the Disbursing Agent in connection with the implementation of the Plan shall be paid from Plan Assets. Professionals retained by the Debtor shall deliver a copy of their respective periodic invoices requesting payment to the Post-Confirmation Debtor, counsel for the Post-Confirmation Debtor, and the Notice Parties. If no written objection to such an invoice is delivered to the professional, to the Post-Confirmation Debtor and to counsel for the Post-Confirmation Debtor within ten (10) days of Delivery of the invoice, the invoice shall be paid by the Debtor. If an objection is timely made, any undisputed portion of the contested invoice shall be paid without Bankruptcy Court approval. If the disputed portion can not be resolved by the parties, it shall be resolved by the Bankruptcy Court pursuant to the Notice Procedures.

         Not later than thirty (30) days after the end of each calendar quarter that ends after the Effective Date (including any fraction thereof), the Post-Confirmation Debtor or the Disbursing Agent, as applicable, will pay to the United States Trustee the quarterly fee for such quarter until this case is converted, dismissed, or closed pursuant to a Final Decree, as required by 28 U.S.C. Section 1930(a)(6).

10. AMENDMENT OF POST-CONFIRMATION DEBTOR'S ARTICLES OF INCORPORATION.

         Not later than sixty (60) days after the Effective Date, the Post-Confirmation Debtor's articles of incorporation will be amended (a) to include a provision prohibiting the issuance of nonvoting equity securities, and
(b) changing the name of the Debtor to "Auspex Liquidating Corporation." No action other than the entry of the Confirmation Order by the Bankruptcy Court will be necessary to effect these amendments other than the filing by the Post-Confirmation Debtor of a certified copy of the Order of Confirmation and amended articles of incorporation with the Secretary of State of Delaware, together with the payment of the requisite fees. Upon such filing, the name of the Debtor will be "Auspex Liquidating Corporation."

11. TAX RETURNS AND PAYMENTS.

         The Debtor or the Post-Confirmation Debtor will file or cause to be filed all delinquent and final tax returns and pay any and all taxes and Tax Claims due and owing, and not barred by the Governmental Unit Claims Bar Date or other applicable bar dates.

12. TERMINATION OF EMPLOYEE BENEFIT PLANS.

         The Debtor has terminated all of its employee benefit plans. Some employees have not withdrawn their accounts from the Debtor's 401(k) plan as of the date of the Plan. The Debtor, Post-Confirmation Debtor and/or the Disbursing Agent may continue to fulfill its responsibilities relative to the termination of the employee benefit plans and the distributions therefrom, and that Post-Confirmation Debtor shall pay the costs related thereto.

13. DISSOLUTION OF CORPORATE ENTITY.

         Pursuant to the authority contained in Section 303 of the Delaware General Corporation Law, the Debtor will be dissolved and its corporate existence terminated, without further corporate action, upon the entry of a final decree in the Bankruptcy Case, pursuant to Rule 3022 of the Federal Rules of Bankruptcy Procedure. The Confirmation Order will be deemed to be the appropriate authorization required under Section 275 of the Delaware General Corporation Law, authorizing the Responsible Person to file a certificate of dissolution upon the Effective Date of the Plan and no further action, filing or other undertaking shall be necessary to dissolve the Debtor's corporate existence.

14. FURTHER ORDERS.

         Upon motion by the Post-Confirmation Debtor, on not less than ten (10) days' notice to the Notice Parties, the Bankruptcy Court may enter such other and further orders as may be necessary or appropriate to instruct and direct the Debtor's stock transfer agent or agents and others, and to facilitate the Distributions contemplated in the Plan.

15. UNCLAIMED PROPERTY.

         (a) Unclaimed Property shall be deposited in the Reserve Account.

         (b) For a period of 90 days following the date on which Distribution was first attempted, Unclaimed Property shall be held solely for the benefit of the holders of Allowed Claims or Allowed Interests who have failed to claim such property. During such period, Unclaimed Property due the holder of an Allowed Claim or Allowed Interest shall be released from the Reserve Account, without any interest, and disbursed to such holder upon presentation of proper proof of entitlement. At the end of such period, the holders of Allowed Claims or Allowed Interests theretofore entitled to Unclaimed Property shall cease to be entitled thereto, and such Unclaimed Property shall be added to the Plan Assets and distributed in accordance with the Plan.

         (c) Interest earned on Unclaimed Property shall be a Plan Asset.

16. FINAL DECREE.

         After the Bankruptcy Estate is fully administered, the Post-Confirmation Debtor shall file an application for a Final Decree, and shall serve the application on the Notice Parties, together with a proposed Final Decree. The Notice Parties shall have twenty (20) days within which to object or otherwise comment upon the Bankruptcy Court's entry of the Final Decree.

                                  ARTICLE VII.

                               REVESTING OF TITLE

         Except as otherwise provided in the Plan or in the Confirmation Order, on the Effective Date: (a) pursuant to Section 1141(b), all property of the Estate shall vest in the Post-Confirmation Debtor free and clear of all claims, Liens, charges and other interests of creditors arising prior to the Effective Date; and (b) the Post-Confirmation Debtor may exercise authority over Plan Assets consistent with the terms of the Plan.

         Notwithstanding the prior paragraph, such vesting shall be without prejudice and shall not act as a bar to a post Confirmation motion to convert this case to one under chapter 7 of the Bankruptcy Code by the Office of the United States Trustee or any other party in interest on any appropriate grounds. The Post-Confirmation Debtor reserves the right to oppose any such motion. In the event a motion to convert is granted, the Plan shall terminate and the chapter 7 estate shall consist of all remaining property of the chapter 11 Estate not already administered by the

Post-Confirmation Debtor. Such remaining property shall be administered by the chapter 7 trustee as prescribed in the Bankruptcy Code.

                                 ARTICLE VIII.

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         Without admitting the validity or character of any agreements which might be executory contracts or unexpired leases, all executory contracts and unexpired leases of the Debtor will be rejected as of the Effective Date unless they are (a) assumed or rejected prior to Confirmation, (b) the subject of a pending motion to assume filed prior to Confirmation, or (c) assumed pursuant to the Plan. Executory contracts and unexpired leases which the Debtor seeks to assume prior to Confirmation shall be set forth on a Schedule of Assumed Executory Contracts and Unexpired Leases that is filed with the Bankruptcy Court at least 25 days before the commencement of the hearing on confirmation of the Plan and served on non-debtor third parties to those agreements in conformity with the Bankruptcy Code, the Bankruptcy Rules and the Local Rules. All executory contracts assumed prior to Confirmation or pursuant to this Plan shall remain in full force and effect, be unimpaired by the Plan except as specifically modified by the Plan and the Confirmation Order, and are binding on the parties thereto.

         Proofs of claim for Claims arising from the rejection of executory contracts or unexpired leases must be filed with the Bankruptcy Court and served on counsel identified on the first page of this Plan by the Rejection Claims Bar Date or such claims shall be forever barred and the holders thereof shall not participate in any Distributions under the Plan related to the rejected agreement; provided, however, the foregoing provision does not extend any deadline for filing proofs of claim arising from the rejection of executory contracts or unexpired leases that was established by prior Bankruptcy Court Order.

                                  ARTICLE IX.

                            RETENTION OF JURISDICTION

         Notwithstanding confirmation of the Plan or the Effective Date having occurred, the Bankruptcy Court shall retain full jurisdiction as provided by section 1142 of the Bankruptcy Code and by section 1334 of Title 28 of the United States Code to enforce the provisions, purposes, and intent of the Plan including, without limitation:

         1. Determination of the allowability of Claims and Interests upon objection to such Claims and Interests;

         2. Determination of Claims and interest made pursuant to Sections 330, 331 and 503 of the Bankruptcy Code.

         3. Approval, pursuant to section 365, of the assumption, assignment, or rejection of any executory contract or unexpired lease of the Estate;

         4. Any determination necessary or appropriate under section 505, or other determination relating to tax returns filed or to be filed by the Debtor, for all periods through the end of the tax year in which the Effective Date occurs, including the determination of the amount of carryover losses or other tax attributes;

         5. Determination of requests for payment of claims entitled to priority under section 507(a)(1), including compensation of persons entitled thereto;

         6. Resolution of controversies and disputes regarding interpretation of the Plan and disputes to be resolved pursuant to the Notice Procedure;

         7. Implementation of the provisions of the Plan and entry of orders in aid of execution of the Plan;

         8. Modification of the Plan pursuant to section 1127;

         9. Adjudication of any causes of action, including those relating to Litigation Claims, (but only in the event that the Bankruptcy Court had or would have had jurisdiction over such claims on the day prior to the Confirmation); and

         10. Entry of a final decree closing the Chapter 11 Case.

                                   ARTICLE X.

                              RESERVATION OF POWERS

         Nothing in the Plan shall be deemed to constitute a waiver of the powers of the Debtor as debtor in possession under the Bankruptcy Code, the Bankruptcy Rules or the Local Rules, and the Debtor shall retain after Confirmation, and the Post-Confirmation Debtor shall retain after the Effective Date, all powers granted by the Bankruptcy Code, the Bankruptcy Rules and the Local Rules to a trustee or debtor in possession, including, without limitation, those with respect to recovery of property and objections to, and/or subordination of, Claims and Interests.

         Nothing in this Plan shall be deemed to constitute a waiver of the powers of the Debtor as Debtor in possession under the Bankruptcy Code, the Bankruptcy Rules or the Local Rules, and the Debtor shall retain after Confirmation, and the Post-Confirmation Debtor shall retain after the Effective Date, all powers granted by the Bankruptcy Code, the Bankruptcy Rules and the Local Rules, including, without limitation, those with respect to recovery of property and objections to, and/or subordination of, Claims and Interests.

         The Debtor and the Post-Confirmation Debtor reserve any and all claims and rights against any and all third parties, whether such claims and rights arose before, on or after the Petition Date, the Confirmation Date, the Effective Date, the Record Date and/or any Distribution Date, except as expressly settled or released in the Plan. This includes, without limitation, litigation that might be or is currently being conducted outside of the jurisdiction of the United States, Litigation Claims and any and all claims, rights, causes of action and/or claims for relief that the Debtor may have against any person or entity, including, without limitation, those persons and entities listed in the Schedules and Statement of Financial Affairs, and any and all claims arising under sections 544-551 of the Bankruptcy Code. All claims and rights the Debtor may hold against its present or former officers, directors, auditors or other agents for breaches of fiduciary duty, malpractice or the like are likewise preserved. The entry of the Confirmation Order shall not constitute res judicata or otherwise bar, estop or inhibit any actions by the Debtor or Post-Confirmation Debtor upon any claims referred to in this Plan, or otherwise

                                  ARTICLE XI.

                            REQUEST FOR CONFIRMATION

         The Debtor, as proponent of the Plan, requests Confirmation of the Plan. In the event any impaired class shall fail to accept this Plan in accordance with Section 1129(a)(8) of the Bankruptcy Code, the Debtor requests that the Bankruptcy Court confirm the Plan in accordance with the provisions of
Section 1129(b) of the Bankruptcy Code.

                                  ARTICLE XII.

                            MODIFICATION OF THE PLAN

         The Debtor may propose amendments to or modifications of the Plan under
Section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019 at any time prior to the conclusion of the hearing on Confirmation of the Plan. After the Confirmation Date, the Debtor may modify the Plan in accordance with Section 1127(b) of the Bankruptcy Code and Bankruptcy Rule 3019.

                                 ARTICLE XIII.

                         EFFECT OF ORDER OF CONFIRMATION

         As of the Confirmation Date, the effect of the Order of Confirmation shall be as provided in Section 1141 of the Bankruptcy Code, and as follows:

1. BINDING EFFECT OF PLAN.

         The provisions of the confirmed Plan shall bind the Debtor, any entity acquiring property under or otherwise accepting the benefits of the Plan, and every Creditor and Equity Interest holder, whether or not such Creditor or Equity Interest holder has filed a proof of Claim or Interest in the Bankruptcy Case, whether or not the Claim or Interest of such Creditor or Equity Interest holder is impaired under the Plan, and whether or not such Creditor or Equity Interest Holder has accepted or rejected the Plan. The entry of the Confirmation Order shall not constitute res judicata or otherwise bar, estop or prohibit the prosecution of any disputed or potentially Disputed Claim.

2. FULL SATISFACTION OF CLAIMS AND INTERESTS.

         Except as otherwise provided in the Plan and the Confirmation Order, the rights afforded in the Plan shall constitute full and complete satisfaction and release of all Claims and Interests, including any interest accrued thereon from and after the Petition Date, against the Debtor, the Reorganized Debtor, the Bankruptcy Estate, or any assets or property of the Debtor, the Reorganized Debtor and the Bankruptcy Estate.

3. INJUNCTION.

         Confirmation shall operate as an injunction against the commencement or continuation of any action to collect, recover, or offset from the Debtor, the Estate, or any of their property, any claim or equity interest which is treated in the Plan except as otherwise permitted by the Plan, the Confirmation Order or by Final Order enforcing the terms of the Plan. The Bankruptcy Court shall have jurisdiction to determine and award damages to the Debtor for any violation of the injunction provided for in the Plan or the Confirmation Order, including compensatory damages, professional fees and expenses, and exemplary damages for any willful violation of said injunction.

                                  ARTICLE XIV.

                            MISCELLANEOUS PROVISIONS

1. FULL SATISFACTION OF CLAIMS AND INTERESTS.

         Except as otherwise provided in this Plan or the Confirmation Order, the treatments provided in the Plan shall constitute full and complete satisfaction and release of all Claims and Interests, including any interest accrued thereon from and after the Petition Date, against the Debtor, the Post-Confirmation Debtor, the Bankruptcy Estate, or any assets or property of the Debtor, the Post-Confirmation Debtor and the Bankruptcy Estate.

2. USE OF PROPERTY BY THE DEBTOR.

         Neither the Disbursing Agent nor the Debtor, its employees or agents shall take or consent to any act that is contrary to or inconsistent with the Plan or the Confirmation Order.

3. LIMITATION OF LIABILITY.

         The Disbursing Agent, the Debtor, and their respective agents, representatives, and professional advisors, shall not be liable to any person for any act taken or omission made in good faith in connection with or related to formulating, implementing, confirming, or consummating the Plan, the accompanying Disclosure Statement, or any contract, instrument, release, or other agreement or document created in connection with the Plan.

4. HEADINGS.

         Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

5. REVOCATION OR WITHDRAWAL.

         The Debtor reserves the right to revoke or withdraw the Plan prior to or at the hearing on confirmation of the Plan. If the Debtor revokes or withdraws the Plan prior to Confirmation, or if Confirmation or the Effective Date do not occur, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtor or any other person or to prejudice in any manner the rights of the Debtor or any person in any further proceedings involving the Debtor or the Estate.

6. GOVERNING LAW.

         Unless a rule of law or procedure is supplied by the Plan or federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of California shall govern the construction and implementation of the Plan and any agreements, documents, and instruments created in connection with the Plan.

7. WITHHOLDING, REPORTING AND PAYMENT OF TAXES.

         Pursuant to section 346(f) of the Bankruptcy Code, the Disbursing Agent shall be entitled to deduct any federal, state or local withholding taxes from any Cash payments made with respect to Allowed Claims, as appropriate. The Disbursing Agent shall be permitted to withhold a Distribution to any Creditor that has not provided information requested by the Disbursing Agent for the purpose of fulfilling its obligations hereunder. Except as otherwise provided for herein, the Post Confirmation Debtor and/or Disbursing Agent shall comply with all reporting obligations imposed on it by any governmental unit.

8. POST CONFIRMATION REPORTS.

         Not later than forty-five (45) days after the end of each calendar quarter, commencing with the end of the first full quarter following the Effective Date, the Post-Confirmation Debtor will file and serve upon the United States Trustee a quarterly post-Confirmation status report. Further reports will be filed forty-five (45) days after the end of every calendar quarter thereafter until entry of a Final Decree, unless otherwise ordered by the Bankruptcy Court. The report shall also include information sufficiently comprehensive to determine: (a) whether the Confirmation Order has become final; (b) whether any property proposed by the Plan to be transferred has been transferred; (c) whether the Post-Confirmation Debtor has assumed the management of the property dealt with by the Plan; (d) whether Distributions under the Plan have commenced;
(e) whether accrued fees due to the United States Trustee under 28 U.S.C.
Section 1930(a)(6) have been paid; and (f) whether all motions, contested matters and adversary proceedings have been finally resolved.

//

//

SUCCESSORS AND ASSIGNS.

         The Plan shall be binding on the heirs, executors, administrators, successors, or assigns of any person whose rights, benefits, and obligations are affected by the Plan.

Dated: October 3, 2003

                                               AUSPEX SYSTEMS, INC.

                                               By: /s/ Peter R. Simpson
                                                   -----------------------------
                                                        Peter R. Simpson
                                                        Chief Financial Officer

COOLEY GODWARD LLP

By: /s/ Gregg S. Kleiner
    ------------------------------
         Gregg S. Kleiner
         Attorneys for Debtor

                                    EXHIBIT B

COOLEY GODWARD LLP
J. MICHAEL KELLY (133657)
GREGG S. KLEINER (141311)
AMY HALLMAN RICE (136189)
DAVID A. LEVINE (219006)
One Maritime Plaza, 20th Floor
San Francisco, CA 94111-3580
Telephone: (415) 693-2000
Facsimile: (415) 951-3699

Attorneys for Post-Confirmation Debtor
AUSPEX SYSTEMS, INC.

                         UNITED STATES BANKRUPTCY COURT

                         NORTHERN DISTRICT OF CALIFORNIA

                                SAN JOSE DIVISION

In re                                    Case No. 03-52596-mm11

AUSPEX SYSTEMS, INC.,                    Chapter 11

                                         NOTICE OF (1) ENTRY OF ORDER CONFIRMING
                                         FIRST AMENDED PLAN OF LIQUIDATION; (2)
                    Debtor. SETTING OF EFFECTIVE DATE; (3) SETTING RECORD DATE; AND (4) POST-CONFIRMATION BAR DATES

Tax Identification No. 93-0963760
                                         EFFECTIVE DATE: NOVEMBER 28, 2003
                                         RECORD DATE: NOVEMBER 28, 2003

TO ALL CREDITORS, INTEREST HOLDERS AND PARTIES IN INTEREST:

         PLEASE TAKE NOTICE that on November 13, 2003, the United States Bankruptcy Court for the Northern District of California (the "Bankruptcy Court")(2) entered the Confirmation Order confirming the FIRST AMENDED PLAN OF LIQUIDATION (the "Plan") filed by Auspex Systems, Inc., a Delaware corporation ("Debtor").

          PLEASE TAKE FURTHER NOTICE that the Effective Date of the Plan is NOVEMBER 28, 2003.

         PLEASE TAKE FURTHER NOTICE that the Plan provides for the following bar dates and deadlines:

         1.       ADMINISTRATIVE CLAIMS BAR DATE

                  Article V. Section 1 of the Plan, as amended by the Confirmation Order, establishes an

------------------------
(1) Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in the Plan.

         Administrative Claims Bar Date as summarized below.

                  a.       ADMINISTRATIVE CLAIM BAR DATE. Subject to paragraph
         (c), below, persons asserting administrative expense claims pursuant to section 503(b)(1) for unpaid costs or expenses of preserving the Estate incurred prior to Confirmation or taxes incurred by the Estate, MUST FILE an application requesting payment thereof with the Bankruptcy Court on or before 30 days after the Effective Date. All such applications must be served, at the time of filing, on counsel for the Debtor at the addresses shown on the first page of the Plan, counsel for the Creditor's Committee and on the Office of the United States Trustee. Such claim shall be deemed allowed if an objection to the application is not filed with the Bankruptcy Court and served within 45 days after the application has been actually filed and served. Any objection to such claim shall be determined by the Bankruptcy Court.

                  b. FINAL FEE APPLICATIONS. Professionals and other persons asserting Administrative Claims pursuant to sections 503(b)(2) through (6) for services rendered and/or costs or expenses incurred prior to Confirmation must file a final application seeking allowance thereof with the Bankruptcy Court on or before 60 days after the Effective Date, and such application shall include any amounts previously allowed on an interim basis. Any such application must be served on counsel for the Post-Confirmation Debtor at the address shown on the first page of the Plan, Counsel for the Committee and on the Office of the United States Trustee. After such 60-day period, the Post-Confirmation Debtor shall promptly obtain a hearing date from the Bankruptcy Court and provide 20 days' notice of the hearing on such applications to the applicants, the twenty largest unsecured creditors, counsel for the Committee, all parties requesting special notice, and the Office of the United States Trustee.

                  c. CONSEQUENCES OF UNTIMELY ADMINISTRATIVE CLAIM. ANY PERSON FAILING TO TIMELY FILE AN APPLICATION SEEKING PAYMENT OR ALLOWANCE OF AN ADMINISTRATIVE CLAIM PURSUANT TO ARTICLES V.1(b) or V.1(c) OF THE PLAN (as summarized in this paragraph 1) SHALL BE FOREVER BARRED FROM MAKING SUCH AN APPLICATION AND SHALL NOT PARTICIPATE IN ANY DISTRIBUTIONS ON ACCOUNT OF SUCH AN ADMINISTRATIVE CLAIM.

         2.       REJECTION CLAIMS BAR DATE

                  Executory contracts or unexpired leases that have not already been assumed or rejected prior to the Effective Date shall be rejected as of the Effective Date. The Plan establishes a bar date for these rejection claims as follows: "Rejection Claims Bar Date" means that date which is thirty (30) days following the date of the notice of entry of the Confirmation Order; provided, however, that Claims arising from the rejection of an unexpired lease or executory contract pursuant to a Final Order of the Bankruptcy Court entered prior to Confirmation shall be filed no later than the date designated in such Bankruptcy Court Order, or the holders of such Claims shall be forever barred from asserting any such Claims or receiving any payment on account of such Claims.

         3.       RECORD DATE FOR INTEREST HOLDERS

         PLEASE TAKE FURTHER NOTICE THAT: the Record Date under the Plan for all Equity Interest Holders was the close of business, NOVEMBER 28, 2003. Article IV, Section 2 of the Plan provides, in part, as follows:

         CLASS 4 (EQUITY INTERESTS).

                  (a) RIGHTS FIXED AS OF RECORD DATE. Class 4 includes all Allowed Interests of the holders of the Debtor's Equity Interests, provided, however, for purposes of Distribution under the Plan, the Allowed Interests of the holders of the Debtor's Equity Interests shall include, and be limited to, the holders of record on the Record Date, any transfers thereafter notwithstanding. ON THE RECORD DATE, THE STOCK TRANSFER LEDGERS OF THE DEBTOR SHALL BE CLOSED, AND THERE SHALL BE NO FURTHER CHANGES MADE OR PROCESSED IN THE HOLDERS OF RECORD OF THE DEBTOR'S EQUITY INTERESTS. THE DEBTOR'S STOCK TRANSFER AGENT OR AGENTS SHALL NOT ACCEPT OR PROCESS ANY REQUESTS OR INSTRUCTIONS FOR TRANSFERS OF THE DEBTOR'S EQUITY INTERESTS AFTER THE RECORD DATE. THE POST-CONFIRMATION DEBTOR AND/OR THE DISBURSING AGENT SHALL NOT RECOGNIZE ANY TRANSFER OF THE DEBTOR'S EQUITY INTERESTS AFTER THE RECORD DATE, BUT SHALL INSTEAD BE ENTITLED TO ONLY RECOGNIZE AND DEAL FOR ALL PURPOSES WITH ONLY THOSE HOLDERS OF RECORD STATED ON THE APPLICABLE TRANSFER LEDGERS AS OF THE RECORD DATE. ANY PERSON OR ENTITY THAT (i) HOLDS A RIGHT TO PURCHASE OR DEMAND THE ISSUANCE OF ANY EQUITY SECURITY OF THE DEBTOR, INCLUDING (a) REDEMPTION, CONVERSION, EXCHANGE, VOTING, PARTICIPATION, AND DIVIDEND RIGHTS; (b) LIQUIDATION PREFERENCES; OR (c) STOCK OPTIONS AND WARRANTS AND (ii) FAILS TO REDEEM, CONVERT, EXCHANGE OR OTHERWISE FULLY AND COMPLETELY EXERCISE THESE RIGHTS BY THE RECORD DATE OR OTHERWISE BECOME THE HOLDER OF AN EQUITY INTEREST AS OF THE RECORD DATE, SHALL NOT BE ENTITLED TO ANY DISTRIBUTION ON ACCOUNT OF SUCH INCHOATE RIGHTS. [EMPHASIS SUPPLIED]

                  (b) CANCELLATION OF STOCK AND DISTRIBUTIONS. One Business Day after the Effective Date, all Class 4 Equity Interests shall be and are hereby cancelled. Immediately upon cancellation of the Equity Interests, the Debtor, the Post-Petition Debtor and the Disbursing Agent, their respective agents, attorneys and accountant, shall be absolved, prospectively and retrospectively, of all reporting and filing requirements and duties otherwise applicable to a corporation whose securities are publicly traded, including, but not limited to, the Securities and Exchange Act of 1934 and all other similar state and federal statutes, regulations, rules, requirements and/or promulgations. In exchange for such cancellation, all holders of Allowed Equity Interests as of the Record Date shall receive, as soon as practicable after the Effective Date, one or more Pro Rata Distributions of Cash, if any, which Cash shall be distributed only to the beneficial owners of the Allowed Interests as of the Record Date and only after holders with Allowed Claims in senior Classes have been paid in full, plus Post-Petition Interest or Cash has been reserved in an amount sufficient to provide for the full payment of such senior Claims and Post-Petition interest. Distribution will only be made to the record holders of Equity Interests as of the Record Date. Distributions to a beneficial owner whose shares are held in "nominee" or "street" name shall be made to the applicable broker or account representative. The beneficial owner is responsible for assuring that its nominee transmits to them any ballots or Distributions received from the Debtor and/or the Post-Confirmation Debtor.

         PLEASE TAKE FURTHER NOTICE THAT the Plan provides that if you want to receive further notices in the Debtor's case, you must file a request for notice ("Notice Recipients") with the Clerk, United States Bankruptcy Court, 280 S. First Street, 3rd Flr., San Jose, CA 95113, and served upon counsel as follows:

         Counsel for the Debtor:             United States Trustee:
         Gregg S. Kleiner, Esq.              Office of the United States Trustee
         Cooley Godward LLP                  280 South First Street, Suite 268
         One Maritime Plaza, 20th Floor      San Jose, CA 95113
         San Francisco, CA 94111

         Counsel for Committee
         Daren R. Brinkman, Esq.
         4333 Park Terrace St., Ste. 205
         West Lake Village, CA 91361

         Whether or not you are a Notice Recipient, it will not in any way impact your rights to distributions, if any, under the Plan. In situations where a matter directly impact a party who is not a Notice Recipient, that party will receive notices as required by the Plan.

Dated: November 13, 2003                 COOLEY GODWARD LLP

                                         /S/ Gregg S. Kleiner
                                         ---------------------------------------
                                            Gregg S. Kleiner

                                         Attorneys for Post-Conformation Debtor
                                         AUSPEX SYSTEMS, INC.